EXHIBIT 23.1

(Form S-8)

[Deloitte & Touche Letterhead]

Date	From	Our Reference

March 28, 2002	A. Sandler	AS02-071/AJH/ah

Subject		Your Reference

Consent on Form S-8

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of ASM International N.V. (“ASMI”) on Form S-8 of our report dated February 11, 2002, appearing in the Annual Report on Form 20-F of ASMI for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE ACCOUNTANTS